UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 16, 2014

VERITY CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-147367	38-3767357
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47184 258th Street, Sioux Falls, SD 57107

(Address of principal executive offices)

Registrant’s telephone number, including area code: (360) 473-1160

Copy of correspondence to:

Marc J. Ross, Esq.

Thomas A. Rose, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway

New York, New York 10006

Tel: (212) 930-9700 Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Termination of Contracts for Deed

In December 2012, our wholly owned subsidiary Verity Farms LLC (“Verity Farms”), entered into a Contract for Deed, as amended, with Spader, Inc. (“Spader”, a company controlled by Duane Spader, then an officer, Director and principal stockholder of the Verity Corp. (the “Company”). Pursuant to the Agreement, Verity Farms purchased certain real estate interests in South Dakota from Spader, in exchange for $2,400,000 to be paid over time. The Company has not made any payment to Spader under the agreement. On May 16, 2014, Verity Farms and Spader entered into a Termination Agreement, pursuant to which the property rights were returned to Spader and the financial obligations were terminated, resulting in the elimination of $2,400,000 owed to Spader, together with accrued interest of $192,000 as of April 30, 2014.

In December 2012, Verity Farms entered into a Contract for Deed, as amended, with Spader pursuant to which Verity Farms purchased certain real estate interests in Georgia from Spader, in exchange for $500,000 to be paid over time. The Company has not made any payment to Spader under the agreement. On May 16, 2014, Verity Farms and Spader entered into a Termination Agreement, pursuant to which the property rights were returned to Spader and the financial obligations were terminated, resulting in the elimination of $500,000 owed to Spader, together with accrued interest of $40,000 as of April 30, 2014.

PROFORMA BALANCE SHEET

Below is a proforma Balance Sheet as of March 31, 2014 compared to the actual Balance Sheet as of March 31, 2014.

VERITY CORP.

AND ITS SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

	As Filed	Proforma
	March 31, 2014	March 31, 2014
	(unaudited)	(unaudited)

ASSETS
Total Current Assets	$1,153,679	$1,153,679
Net Fixed Assets	3,452,961	321,294
TOTAL ASSETS	$4,626,605	$1,494,938

LIABILITIES AND STOCKHOLDERS’ (DEFICIT)
Total Current Liabilities	$6,127,404	$1,972,234
Notes Payable	2,182,330	3,220,000
Total Liabilities	8,309,734	5,192,234
Total Stockholders’ (Deficit)	(3,683,127)	(3,697,295)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$4,626,605	$1,494,938

Amendment to Loan Arrangements

The Company and its subsidiaries previously borrowed various amounts from Duane Spader. On May 16, the Company and its subsidiaries entered into agreements with Mr. Spader pursuant to which the maturity date of the loans was extended and interest payment dates were modified. Accrued Interest from December 31, 2012 to September 30, 2015 will be due and payable on or before September 30, 2015. After September 30, 2015, interest accrued will be due on or before September 30, 2016, 2017, 2018 and 2019. The principal amount of $3,220,000 will be due to lender in three annual payments as follows:

$1,073,333.34 plus any unpaid accrued interest …. Due September 30, 2017

$1,073,333.33 plus any unpaid accrued interest …. Due September 30, 2018

$1,073,333.33 plus any unpaid accrued interest …. Due September 30, 2019

In connection with the foregoing, the Company and its subsidiaries also granted security interests to Mr. Spader in substantially all of the Company’s and subsidiaries assets.

ITEM 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.01	Amended and Restated Security and Pledge Agreement, dated as of May 16, 2014, by and between Verity Farms, LLC, and Duane Spader

10.02	Amended and Restated Subsidiary Guaranty, dated as of May 16, 2014, by and between Verity Meats, LLC, Verity Grains, LLC and Verity Water LLC, and Duane Spader

10.03	Amended and Restated Subsidiary Security Agreement, dated as of May 16, 2014, by and between Verity Meats, LLC, Verity Grains, LLC and Verity Water LLC, and Duane Spader

10.04	Change in Terms Agreement, dated as of May 16, 2014, by and between Verity Farms, LLC, and Duane Spader

10.05	Promissory Note in the amount of $150,000, by Verity Meats, LLC in favor of Duane Spader, dated as of May 16, 2014

10.06	Promissory Note in the amount of $340,000, by Verity Water, LLC in favor of Duane Spader, dated as of May 16, 2014

10.07	Termination Agreement, dated as of May 16, 2014, by and between Verity Farms, LLC, and Spader, Inc., regarding South Dakota property

10.08	Termination Agreement, dated as of May 16, 2014, by and between Verity Farms, LLC, and Spader, Inc., regarding Georgia property

10.09	Verity Corp. Security Agreement – Verity Farms, dated as of May 16, 2014, by and between Verity Corp. and Duane Spader

10.10	Verity Corp. Security Agreement – Meats, dated as of May 16, 2014, by and between Verity Corp. and Duane Spader

10.11	Verity Corp. Security Agreement – Water, dated as of May 16, 2014, by and between Verity Corp. and Duane Spader

10.12	Verity Corp. Guaranty Agreement – Meats, dated as of May 16, 2014, by and between Verity Corp. and Duane Spader

10.13	Verity Corp. Guaranty Agreement – Verity Farms, dated as of May 16, 2014, by and between Verity Corp. and Duane Spader

10.14	Verity Corp. Guaranty Agreement – Water, dated as of May 16, 2014, by and between Verity Corp. and Duane Spader

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERITY CORP.

Dated: May 23, 2014	By:	/s/ RICHARD KAMOLVATHIN
Richard Kamolvathin
President